                                                    Registration No. ___________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------


                         FirstAmerica Automotive, Inc.
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                                      88-0206732
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)


                              601 Brannan Street
                            San Francisco, CA 94107
                      ----------------------------------
             (Address of principal executive offices)  (Zip code)


                         FirstAmerica Automotive, Inc.
                            1997 Stock Option Plan
       -----------------------------------------------------------------
                            (Full title of the plan)

                                Debra Smithart
                            Chief Financial Officer
                              601 Brannan Street
                            San Francisco, CA 94107
                       ---------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (415) 284-0444.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.



------------------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
                                               Proposed maximum    Proposed maximum      Amount of
  Title of securities        Amount to be       offering price        aggregate        registration
   to be registered/1/        registered          per share/2/     offering price/2/        fee
------------------------------------------------------------------------------------------------------
FirstAmerica
------------
Automotive, Inc.
----------------
1997 Stock Option Plan
----------------------

Common Stock                 1,500,000            $2.71              $4,065,000
par value $0.00001

TOTALS                       1,500,000                               $4,065,000          $1130.07

-----------------------
/1/ The securities to be registered include options to acquire such Common
    Stock.

/2/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The offering price is calculated using the weighted average of the exercise prices of shares subject to outstanding but unexercised options under the FirstAmerica Automotive, Inc. 1997 Stock Option Plan and the book value of the remaining shares under the FirstAmerica Automotive, Inc. 1997 Stock Option Plan computed as of January 31, 1999.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         FirstAmerica Automotive, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1997, as filed with the Commission.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

         The class of securities to be offered is Class A Common Stock, par value $0.00001.

         Holders of Class A Common Stock are, together with holders of Class B Common Stock, entitled to one vote for each share held of record by them on all matters submitted to a vote of the stockholders, including the election of all directors; provided, however, that one director is elected by the holders of Class B Common Stock, voting separately as a class (the "Class B Director"). Voting on the election of directors is not cumulative. The Class A Common Stock is not entitled to any preemptive or other subscription rights, and does not have any redemption or sinking fund provisions. The Class A Common Stock is convertible, at the option of the holder thereof, into Class C Common Stock, a non-voting stock.

         In general, subject to the payment of cumulated dividends on preferred stock designated as 8% cumulative redeemable preferred stock (the "8% Preferred Stock"), holders of Class A Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor, provided the Class B Director has approved such dividend. However, under certain circumstances the Company is prohibited from paying dividends on its Common Stock pursuant to the terms of the: (A) Stockholders' Agreement dated July 11, 1997, by and among the Company and its stockholders, Thomas Price, Donald Strough, Steven Hallock, Fred Cziska, Al Babbington, John Driebe, Embarcadero Automotive, LLC,

Raintree Capital LLC, BB Investments and certain affiliates of Trust Company of the West, including any amendments thereto, and (B) Securities Purchase Agreement dated as of July 11, 1997, by and among the Company, certain of its wholly-owned subsidiaries and Trust Company of the West and certain of its affiliates, including any amendment thereto.

         Upon any voluntary or involuntary liquidation, the holders of Class A Common Stock are entitled to share in all net assets of the Company remaining available for distribution to stockholders after payment of all liabilities and the payment of liquidation preferences to each series of preferred stock. The liquidation preference of each series of preferred stock is as follows: (A) the holders of 8% Preferred Stock are entitled to receive a payment of $1,000 per share, in addition to any accumulated and unpaid dividends thereon, and (B) the holders of preferred stock designated as redeemable preferred stock are entitled to receive $1,160 per share, increased by $80 per share on each annual anniversary following June 30, 1998; provided, however, that such amount shall not exceed $1,720 per share (i.e., the last increase shall be on June 30, 2005).

         The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of such series. Rights granted to any series of preferred stock may create stock which ranks senior to Class A Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. The Board of Directors, without stockholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Class A Common Stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company.

         The Class A Common Stock will be traded in the over-the-counter market in the United States.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         Inapplicable.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

              Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach of their fiduciary duties.

              Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law; provided, however, that with respect to actions, suits or proceedings initiated by any such person, the Company will indemnify such person only if certain circumstances are satisfied. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. However, the Company has not entered into any such indemnification agreements with its directors and officers.

              Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

         Inapplicable.

Item 8.  Exhibits
------   --------

         See Exhibit Index.

Item 9.  Undertakings
------   ------------

         (a)  Rule 415 Offering
              -----------------

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filing incorporating subsequent Exchange Act documents by
              ---------------------------------------------------------
              reference
              ---------

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)  Request for acceleration of effective date or filing of
              -------------------------------------------------------
              registration statement on Form S-8
              ----------------------------------

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 16, 1999.


                                    FirstAmerica Automotive, Inc.


                                    By: /s/ Debra Smithart
                                        ----------------------------------
                                         Debra Smithart
                                         Chief Financial Officer

                       SIGNATURES AND POWER OF ATTORNEY
                       --------------------------------

         The officers and directors of FirstAmerica Automotive, Inc., whose signatures appear below, hereby constitute and appoint Debra Smithart and Thomas
A. Price, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 16, 1999.

Signature                          Title
---------                          -----

/s/ Thomas A. Price                President, Chief Executive Officer and
-----------------------------
Thomas A. Price                    Director (Principal Executive Officer)


/s/ Debra Smithart                 Chief Financial Officer (Principal Financial
-----------------------------
Debra Smithart                     Officer and Accounting Officer)


/s/ Donald V. Strough              Chairman of the Board of Directors
-----------------------------
Donald V. Strough


/s/ W. Bruce Bercovich             Director
-----------------------------
W. Bruce Bercovich


/s/ Jean-Marc Chapus               Director
-----------------------------
Jean-Marc Chapus


/s/ H. Robert Heller               Director
-----------------------------
H. Robert Heller

                                 EXHIBIT INDEX
                                 -------------

4.1 Amended and Restated Certificate of Incorporation of the Company, as amended, filed with the Secretary of State of the State of Delaware on July 8, 1997, is incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K, as filed with the Securities Exchange Commission on May 14, 1998 (No. 2-97254-NY).

4.2   Bylaws of the Company.

4.4 Stockholders' Agreement dated July 11, 1997, by and among the Company and its stockholders, Thomas Price, Donald Strough, Steven Hallock, Fred Cziska, Al Babbington, John Driebe, Embarcadero Automotive, LLC, Raintree Capital LLC, BB Investments and certain affiliates of Trust Company of the West, is incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K, as filed with the Securities Exchange Commission on May 14, 1998 (No. 2-97254-NY).

4.5 Amendment No. 1 to the Stockholder's Agreement dated as of October 13, 1998, by and among the Company, Thomas A. Price, Donald Stough and certain affiliates of Trust Company of the West.

4.6 Securities Purchase Agreement dated as of July 11, 1997, by and among the Company, certain of its wholly-owned subsidiaries and Trust Company of the West and certain of its affiliates, as Purchasers, is incorporated by reference to Exhibit 4.1.1 to the Company's Annual Report on Form 10-K, as filed with the Securities Exchange Commission on May 14, 1998
      (No. 2-97254-NY).

4.7 Amendment No. 1 to Securities Purchase Agreement, dated as of January 9, 1998, by and among each of FAA Capital N, Inc., FAA Auto Factory, Inc. and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997, is incorporated by reference to Exhibit 4.1.2 to the Company's Annual Report on Form 10-K, as filed with the Securities Exchange Commission on May 14, 1998 (No. 2-97254-NY).

4.8 Amendment No. 2 to Securities Purchase Agreement, dated as of June 10, 1998, by and among each of FAA Beverly Hills, Inc., FAA Poway G, Inc., FAA Serramonte H, Inc. and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997.

4.9 Amendment No. 3 to Securities Purchase Agreement, dated as of October 13, 1998, by and among each of FAA Concord T, Inc., a California corporation and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997.

4.10 Amendment No. 4 to the Securities Purchase Agreement, dated as of November 19, 1998, by and among each of FAA Woodland Hills VW, Inc. and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997.

4.11 Amendment No. 5 to the Securities Purchase Agreement, dated as of December 31, 1998, by and among each of DSW Associates, Inc. and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997.

5     Opinion re legality.

23.1  Consent of Counsel (included in Exhibit 5).

23.2  Consent of KPMG LLP.

24 Power of Attorney (included in signature pages to this registration statement).